Exhibit 23.6

DEGOLYER AND MACNAUGHTON

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

May 8, 2023

Chord Energy Corporation

1001 Fannin Street, Suite 1500

Houston, Texas 77002

Ladies and Gentlemen:

We hereby consent to the inclusion or incorporation by reference in this Registration Statement on Form S-3, including any amendments thereto, of Chord Energy Corporation (formerly known as Oasis Petroleum Inc.) (the “Company”) of our reports of third party dated February 7, 2022 and January 28, 2021, included in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2021 and the Current Report on Form 8-K of the Company filed on February 25, 2021, respectively. We further consent to specific references to DeGolyer and MacNaughton as the independent petroleum engineering firm under the heading “Experts” in the prospectus forming part of the Registration Statement.

Very truly yours,

/s/ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716